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                         SEVENTH AMENDMENT TO REVOLVING
                         CREDIT AGREEMENT AND ASSIGNMENT

         THIS SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND ASSIGNMENT (this "Seventh Amendment") is made as of March __, 2005, by and among LEAF FINANCIAL CORPORATION, a Delaware corporation with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103 ("Leaf Financial") and LEAF FUNDING, INC., a Delaware corporation with offices at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801 ("Leaf Funding", and together with Leaf Financial, each a "Debtor" and, collectively, the "Debtors") and NATIONAL CITY BANK, a national banking association with offices at One South Broad Street, 14th Floor, Philadelphia, Pennsylvania 19107 ("Secured Party").

                                   BACKGROUND
                                   ----------

         A. On June 11, 2002, Leaf Financial and Secured Party entered into that certain Revolving Credit Agreement and Assignment (the "Credit Agreement"), pursuant to which Secured Party promised from time to time to make loans to Leaf Financial, evidenced by a master note of even date therewith.

         B. On April 1, 2003, the Credit Agreement was amended to add Leaf Funding as a debtor pursuant to a Second Amendment to the Credit Agreement of even date therewith. The Credit Agreement has thereafter been amended from time to time.

         C. Debtors and Secured Party mutually desire to further amend the Credit Agreement and are entering into this Seventh Amendment to set forth their entire understanding and agreement with respect thereto.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that the Credit Agreement is further amended as follows:

         A. Amendments. The Credit Agreement is hereby amended in the following respects effective as of the date hereof:

            1. The "Commitment" amount described in Section 1(a) of the Credit Agreement is hereby increased up to an aggregate principal amount of Forty-Five Million Dollars ($45,000,000). The Commitment amount prior to the execution of this Seventh Amendment was Twenty Million Dollars ($20,000,000), therefore this Seventh Amendment increases the Commitment amount Twenty-five Million Dollars ($25,000,000). For purposes of this Seventh Amendment, this additional Twenty-five Million Dollars shall be referred to as the "Additional Commitment."




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            2. The "Commitment Termination Date" described in Section 1(a) of the Credit Agreement shall occur on June 30, 2005, unless earlier terminated pursuant to the terms of the Credit Agreement.

            3. The definition of "Borrowing Base" in Section 11 of the Credit Agreement is hereby amended and restated as follows:

            "Borrowing Base" shall mean the lesser of (i) ninety percent (90%) of the present value of the cash flow stream from the underlying leases or (ii) the original underlying lease amount.

            4. The first sentence of subsection 1(d)(i) of the Credit Agreement is hereby amended and restated as follows:

            The interest rate applicable to the Loans will be determined and adjusted using either (A) the "PRIME RATE" (as defined below) plus one percent (1%) per annum and interest on such Loans shall be the Prime Rate of the Secured Party announced in Cleveland, Ohio or (B) LIBOR plus two and one-quarter percent (2.25%) per annum.

         B. Use of Loans from Additional Commitment. Debtors hereby agree that the Loans from the Additional Commitment shall be used principally to provide bridge financing for Debtors' acquisition of the lease assets of Allco Enterprises Inc., and to pay any and all fees and expenses in connection with such acquisition. Thereafter, the Additional Commitment shall be available to Debtors to fund working capital, lease originations and other general corporate purposes in the reasonable discretion of Debtors.

         C. Consent. Secured Party hereby consents to the foregoing Amendments and waives all prohibitions thereto in the Credit Agreement. Such consent and waiver does not, however, constitute a waiver to any future actions prohibited by the Credit Agreement.

         D. General Provisions.

            1. Except as expressly set forth herein, the Credit Agreement remains unmodified and will continue in full force and effect. The parties hereto will construe all other provisions of the Credit Agreement to give effect to the provisions hereof.

            2. This Seventh Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their nominees, successors and assigns.

            3. This Seventh Amendment may be executed in any number of counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.




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            4. This Seventh Amendment, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Seventh Amendment bearing the signature of the party so delivering this Seventh Amendment. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

            5. This Seventh Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.





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         IN WITNESS WHEREOF, the parties have executed and delivered this
Seventh Amendment to Revolving Credit Agreement and Assignment as of the date first above written.

                                       DEBTORS:
                                       --------

Address for Notices:                   LEAF FINANCIAL CORPORATION, a
--------------------                   Delaware corporation
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103

                                       By:  ____________________________________
                                             Miles Herman, President



Address for Notices:                   LEAF FUNDING, INC., a Delaware
--------------------                   corporation
c/o Leaf Financial Corporation
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
                                       By:  ____________________________________
                                             Miles Herman, Senior Vice President



                                       SECURED PARTY:
                                       --------------

                                       NATIONAL CITY BANK, a national
                                       banking association


                                       By:______________________________________
                                          Name:
                                          Title:






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